STOCK PURCHASE AGREEMENT

         AGREEMENT, dated as of this 13th day of February 1998 (the "Agreement"), by and among Andal Corp., a New York corporation (the "Company"), and those persons and entities named on Schedule A to this Agreement (each individually sometimes referred to as a "Seller" and collectively as the "Sellers").

         Sellers collectively own the entire beneficial interest in 100,232 shares of common stock, par value twenty ($20.00) dollars a share, of the Company (the "Shares"), each such Seller owning the number of Shares set forth opposite his or its name on Schedule A hereto.

         Upon the terms, and subject to the conditions hereinafter set forth, Sellers desire to sell, and the Company desires to purchase, the Shares from the Sellers.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and in reliance upon the representations and warranties made herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      TERMS.


         The following terms as used in this Agreement shall have the meanings as set forth below:

            "Agreement" shall have the meaning set forth in the preamble.

            "Closing" shall have the meaning set forth in Section 3.1 hereof.

            "Closing Date" shall have the meaning set forth in 3.1 hereof.

            "Company" shall have the meaning set forth in the preamble.

            "Milsteins" shall mean, collectively, Paul Milstein and Seymour Milstein.

            "Milstein Group" shall mean the group of Sellers represented by the Milsteins

            "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

            "Seller" and "Sellers" shall have the meaning set forth in the preamble.

            "Sellers' Representative" shall have the meaning set forth in
Section 3.5 hereof.

            "Shares" shall have the meaning set forth in the preamble.


                                   ARTICLE II
                           SALE AND PURCHASE OF SHARES

         2.1      PURCHASE OF SHARES.

         On the Closing Date (as hereinafter defined), the Sellers shall sell assign, transfer, convey and deliver to Company, and Company shall purchase and accept, the Shares.

         2.2      PURCHASE PRICE.

         The purchase price for the Shares shall be:

                  (A) The total number of Shares multiplied by $33.00 an aggregate of $3,307,656 payable in cash at the Closing PLUS

                  (B) 81,441 shares of common stock of Integrated Brands, Inc. (the "Integrated Shares") free and clear of any liens or encumbrances whatsoever (such cash payment and such shares of common stock are collectively referred to herein as the "Purchase Price.")

                                   ARTICLE III
                                     CLOSING

         3.1      THE CLOSING.

                  The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Gold, Farrell & Marks, 41 Madison Avenue, New York, New York 10010 on February 13, 1998 or at such other place and time as the Company and the Sellers may agree (the "Closing Date").

         3.2      DELIVERIES AT CLOSING BY SELLERS.

                  At the Closing, the Sellers shall deliver to the Company certificates representing all the Shares together with duly executed stock powers with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, sufficient to transfer ownership of such Shares to the Company.

         3.3      DELIVERIES AT CLOSING BY COMPANY.

                  At the Closing, the Company shall cause the cash portion of the Purchase Price to be delivered to the Sellers by wire transfer upon instructions to be delivered by the Sellers to the Company, and the portion of the Purchase Price consisting of the Integrated Shares by delivery to the Sellers' Representative at the Closing or as soon thereafter as practicable of certificates representing such Shares accompanied by duly executed stock powers with signatures guaranteed endorsing transfer in blank.

         3.4      DELAYED DELIVERIES.

                  In the event that Sellers are delayed in their ability to deliver any of the Shares at Closing, they will deliver such Shares to the Company as soon thereafter as practicable, and the Company may withhold the pro-rata portion of the Purchase Price applicable to such Shares until they are delivered.

         3.5      POWER OF ATTORNEY.

                  Each Seller hereby appoints Oded Aboodi, Paul Milstein and Seymour Milstein, each acting singly, as its agent and attorney-in-fact (the "Sellers' Representative") to perform any act required of or permitted by a Seller under this Agreement, including the making and accepting of deliveries called for hereby and the execution and delivery of this Agreement on such Seller's behalf.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


         4.1      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY.

                  The Company represents and warrants to the Sellers, and covenants that:

                  (A) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has full corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The authorized equity securities of the Company consist of 1,500,000 shares of common stock, par value twenty ($20.00) dollars per share, of which 434,078 shares are issued and outstanding as of January 20, 1998.

                  (B) CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

                  (C) AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, including, without limitation, the ability to purchase the Shares, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by it, will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  (D) NO CONSENT. Except as referred to in Section 4.1(C) hereof, no consent, approval or authorization of any person or governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the purchase of the Shares.

                  (E) TITLE TO THE INTEGRATED SHARES. It is the owner, beneficially and of record, of 352,700 shares of common stock of Integrated Brands, Inc., and no more, and on the Closing Date, upon the consummation of the transactions contemplated hereby, will have delivered to the Sellers good and marketable title to the Integrated Shares, free and clear, subject to the requirements of Federal and state securities laws, of all liens and encumbrances or rights of any other person whomsoever.

                  (F) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery, nor performance of this Agreement by the Company shall (1) violate any order, judgment, or decree applicable to the Company; or (2) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the Integrated Shares under any of the terms, conditions, or provisions of (a) its articles of incorporation or bylaws, or (b) any note, bond, mortgage, indenture, deed of trust, license, or other contract or obligation to which the Company is a party, by which the Company may be bound, or to which the Company, its properties, or its assets may be subject.

         4.2      REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

                  Each of the non-individual Sellers, other than Paul Milstein and Seymour Milstein, represents and warrants and covenants, severally, and Paul Milstein and Seymour Milstein, represent and warrant, jointly and severally with respect to all Sellers, to the Company and covenant that:

                  (A) CONVEYANCE OF SHARES. Each of the Sellers has, and on the Closing Date will have conveyed to the Company, the full beneficial ownership to the number of Shares set opposite each Seller's name on Schedule A hereto, free and clear, subject to the requirements, of Federal and State securities laws, of all liens and encumbrances or rights of any other person whomsoever.

                  (B) ACCESS TO DATA. Each of the Sellers is (1) an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and (2) a sophisticated investor with knowledge and experience in business matters who (a) has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management, (b) has had the opportunity to review the Company's business affairs and (c) has had the opportunity to obtain additional information as desired in order to evaluate the terms of the sale of the Shares for the Purchase Price (including the receipt of the Integrated Shares). The Purchase Price has been determined by arms-length negotiation between the Company and the Sellers.

                  (C) AUTHORIZATION. All action on each of the Seller's part necessary for the authorization, execution, delivery and performance of this Agreement by the Sellers through the Sellers' representative , and the performance of each of the Seller's obligations hereunder, have been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Sellers' Representative has been duly and validly appointed and authorized by each of the Sellers in accordance with their respective governing instruments, and any applicable state or federal law or regulation, including, without limitation, the New York Not-for-Profit Corporation Law ("NPCL") and the New York Partnership Law ("NYPL").

                  (D) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery, nor performance of this Agreement by the Sellers through the Sellers' Representative shall (1) violate any provision of the NPCL, the NYPL, or any other corporate statute or any federal or state tax law aplliacable to the Seller; (2) violate any order, judgment, or decree applicable to any of the Sellers; or (3) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the Shares under any of the terms, conditions, or provisions of (a) the articles of incorporation, bylaws, partnership agreement or any other organizational document of any of the non-individual Sellers, or (b) any note, bond, mortgage, indenture, deed of trust, license, or other contract or obligation to which any of the Sellers is a party, by which any of the Sellers may be bound, or to which any of the Sellers, their respective properties, or their respective assets may be subject.

                  (E) NO CONSENT. No notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority or any other third party, including, without limitation, the Attorney General of the State of New York, the United States Internal Revenue Service or any New York State court, is necessary for the Sellers' execution, delivery and performance of this Agreement or any other agreement or document contemplated hereunder or the consummation, by any of the Sellers of the transactions contemplated herein.

                  (F) VALID EXISTENCE. Each of the non-individual Sellers is an entity duly organized, validly existing and in good standing under the laws of the State of New York, and has full power and authority to carry on their respective business and to own or lease all of their respective properties and assets as and in the places such businesses are now conducted, and such properties are now owned, leased or operated.

                  (G) INVESTMENT INTENT. Each of the Sellers is acquiring the Integrated Shares, paid as part of the Purchase Price, for his or its own account and not with a view to the distribution thereof within the meaning of the Securities Act, any state securities law, or any regulation of any of the foregoing.

                  (H) NO SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS. The sale of the Shares by each of the non-individual Sellers does not constitute a sale of all or substantially all of their respective assets under any federal or state law or regulation, including, without limitation, the NPCL.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.1      CONDITIONS TO CLOSING OF COMPANY.

                  The Company's obligations to purchase the Shares at the Closing are, at the option of Company, subject to the fulfillment of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by each Seller, in Article IV hereof, shall have been true and correct when made and shall be true and correct as of the Closing Date.

                  (B) CONDITIONS. All agreements and conditions contained in this Agreement to be performed by the Sellers on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.2      CONDITIONS TO CLOSING OF SELLER.

                  The Sellers' obligations to sell and deliver the Shares on the Closing Date are, at the option of the Sellers, subject to the fulfillment as of the Closing Date of the following conditions:

                  (A) REPRESENTATIONS. The representations and warranties made by the Company in Article IV hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

                  (B) COVENANTS. All agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1      GOVERNING LAW.

         This Agreement shall be governed in all respects by the laws of the State of New York, without regard to principles of conflicts of laws.

         6.2      SURVIVAL.

         All representations, warranties shall survive the Closing Date. Any representation or warranty as to which a claim with respect to which specific notice has been given is unresolved at the time of the expiration of the applicable period shall survive such expiration until resolved.

         6.3      TRANSACTION PAYMENTS BY COMPANY.

         Company shall reimburse Sellers for all expenses Sellers may reasonably incur in connection with the transactions contemplated by this Agreement, including, without limitation, all legal fees and related disbursements.

         6.4      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         6.5      ENTIRE AGREEMENT; AMENDMENT.

                  This Agreement and any other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver or discharge or termination is sought.

         6.6      NOTICES.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed
(a) if to a Seller, at the Seller's address set forth on Schedule A, annexed hereto, or at such other address as such Seller shall have furnished to the Company in writing with a copy to Charles R. Dickey, Esq., Gold, Farrell & Marks, 41 Madison Avenue, New York, New York 10010; or (b) if to the Company, to Andal Corp., 909 Third Avenue, New York, New York 10022, and addressed to the attention of Alan N. Cohen and Andrew J. Frankel with a copy to Roy M. Korins, Esq., Esanu Katsky Korins & Siger, L.L.P., 605 Third Ave., New York, New York 10158, or to such other address or addresses as a party may have been furnished by notice to the other party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered personally, or, if sent by mail, at the earlier of its receipt or five
(5) days after the same has been deposited in a of the United States mail, addressed and mailed as aforesaid.

         6.7      COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

         6.8      SEVERABILITY.

                  In the event that any provisions of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.9      TITLES AND SUBTITLES.

                  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         6.10     RESTRICTIONS ON THE SHARES OF INTEGRATED BRANDS INC.

                  The Company agrees to notify the Sellers prior to selling or otherwise transferring all or any portion of the shares of common stock of Integrated Brands, Inc. owned by the Company. Sellers agree that they will not sell or transfer the Integrated Shares they receive as part of the Purchase Price pursuant to Section 3.3. hereof prior to the earlier to occur of:

                  (A) the sale or distribution by the Companyof all or any portion of the shares of common stock of Integrated Brands, Inc. that it now owns to persons other than the Sellers; or

                  (B) the one-hundred twenty-first day next following the Closing Date.

         6.11     FURTHER ASSURANCES.

         At any time and from time to time and after the Closing Date, each of the Sellers will, at the request of the Company and without further consideration, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonable be required by the Company to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to the Company of the Shares or for the performances by and of the Sellers or the Company of any of their respective obligations under this Agreement.

         6.12     INDEMNIFICATION BY SELLERS.

                  (A) Each of the Sellers, other than Paul Milstein and Seymour Milstein, severally, shall indemnify the Company and all of its officers and directors (the "Indemnified Parties") against and agree to hold the Indemnified Parties harmless from any and all claims, damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any of the Indemnified Parties on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by any such Seller contained in this Agreement (or in any certificate, document, list or schedule delivered hereunder to the Company by any of the Sellers, except for Paul Milstein and Seymour Milstein).

                  (B) Paul Milstein and Seymour Milstein, jointly and severally, shall indemnify the Indemnified Parties against and agree to hold the Indemnified Parties harmless from any and all Damages incurred or suffered by any of the Indemnified Parties on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by any of the Sellers contained in this Agreement (or in any certificate, document, list or schedule delivered to the Company by any of the Sellers hereunder).

         6.13     INDEMNIFICATION BY COMPANY.

         The Company shall indemnify the Sellers against and agree to hold the Sellers harmless from any and all Damages incurred or suffered by the Sellers on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by the Company contained in this Agreement (or in any certificate, document, list or schedule delivered to the Sellers by the Company hereunder).


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                  ANDAL CORP. ("Company")
                                  BY:  /s/ ALAN COHEN
                                     -----------------------------------
                                  ITS  PRESIDENT

                                  SELLERS:
                                  Paul Milstein, PIM Holding Company,
                                  Gloria Flanzer, Builtland Partners,
                                  Roslyn Meyer, Howard P. Milstein
                                  and Milstein Family Foundation, Inc.

                                  BY:  /s/ PAUL MILSTEIN
                                     -----------------------------------
                                           Paul Milstein, individually, and
                                  as agent for PIM Holding Company,
                                  Gloria Flanzer, Builtland Partners,
                                  Roslyn Meyer, Howard P. Milstein
                                  and Milstein Family Foundation, Inc.

                                                   And

                                   BY: /s/ SEYMOUR MILSTEIN
                                     -----------------------------------
                                           Seymour Milstein, as agent for
                                  PIM Holding Company,Gloria Flanzer,
                                  Builtland Partners, Roslyn Meyer
                                  Howard P. Milstein and Milstein
                                  Family Foundation, Inc.



                                                            ANDAL CORP
                                                            SCHEDULE A

NAME AND ADDRESS OF SELLER       FEDERAL ID/          CERTIFICATE        NUMBER OF SHARES  CASH AT $33 PER           SHARES OF
                                 SOCIAL               NUMBER(S)                            SHARE                     INTEGRATED
                                 SECURITY                                                                            BRANDS, INC.
                                 NUMBER
----------------------------------------------------------------------------------------------------------------------------------
Paul Milstein                                         A567                  15,000           $  495,000                12,188
76 Birchall Drive
Scarsdale, NY 10583
----------------------------------------------------------------------------------------------------------------------------------
PIM Holding Company                                   A652                   8,050              534,534                13,161
1271 Avenue of the Americas                           A663-A683              8,148
New York, NY 10020
----------------------------------------------------------------------------------------------------------------------------------
Gloria Flanzer                                        JU4702                    25                  825                    20
415 L'Ambiance Drive
Longboat Key, FL 34228
----------------------------------------------------------------------------------------------------------------------------------
Builtland Partners                                    A313                  34,456            2,085,257                51,294
1271 Avenue of the Americas                           A649                  28,673
New York, NY 10020
----------------------------------------------------------------------------------------------------------------------------------
Roslyn Meyer                                          A110                   1,030               33,990                   837
21 Highland Street
New Haven, CT 06511
----------------------------------------------------------------------------------------------------------------------------------
Howard & Abby Milstein Jt Ten
888 Park Avenue                                       A688                       5                  165                     4
New York, NY 10021
----------------------------------------------------------------------------------------------------------------------------------
Milstein Family Foundation, Inc.                      A658                   4,845              159,885                 3,937
1271 Avenue of the Americas
New York, NY 10020
----------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR SHARES RECEIVED                                                  100,232           $3,307,656                81,441
                                                                           =======================================================